Exhibit 21.1

POPULAR, INC.

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation

Banco Popular de Puerto Rico	Puerto Rico
Popular Auto, Inc.	Puerto Rico
Popular Mortgage, Inc.	Puerto Rico
BP Sirenusa International, LLC	Delaware
BP Faros del Oeste SPV, LLC	Delaware
BP TL AT 2014 SPV, LLC	Delaware
BP APADH SPV, LLC	Delaware
BP Isabela del Mar SPV, LLC	Delaware
BP Boqueron Country Club SPV, LLC	Delaware
BP Porticos de Vista Bahia SPV, LLC	Delaware
BP Las Palmas at Villa Franca SPV, LLC	Delaware
BP El Legado SPV, LLC	Delaware
Popular Capital Trust I	Delaware
Popular Capital Trust II	Delaware
Popular Capital Trust III	Delaware
Popular Insurance, Inc.	Puerto Rico
Popular International Bank, Inc.	Puerto Rico
Popular Insurance V.I., Inc.	U.S. Virgin Islands
Tarjetas y Transacciones en Red Tranred, C.A.	Venezuela
Popular North America, Inc.	Delaware
Banco Popular North America	New York
E-LOAN, Inc.	Delaware
Popular Equipment Finance, Inc.	Delaware
Popular Insurance Agency USA, Inc.	Delaware
BanPonce Trust I	Delaware
Equity One, Inc.	Delaware
Popular ABS, Inc. (Inactive)	Delaware
Popular North America Capital Trust I	Delaware
Popular Securities, Inc.	Puerto Rico
Popular Risk Services, Inc.	Puerto Rico
Popular Life RE	Puerto Rico